EX-99.906CERT 3 CERTIFICATIONS PURSUANT TO SECTION 906

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: The Asia Pacific Fund, Inc.

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 20, 2017	/s/ Dr. King Lun Au
Dr. King Lun Au
President and Principal Executive Officer

Date: November 20, 2017	/s/ Frank J. Maresca
Frank J. Maresca
Treasurer and Principal Financial Officer